Exhibit 99.1

ACCESS Newswire Reports Fourth Quarter and Full Year 2025 Results

Increased ARR Leads to Higher Gross Margins and Adjusted EBITDA

•	Q4 2025 revenue grew modestly to $5.8M compared to $5.7M in Q3 2025 and was unchanged compared to Q4 2024
•	Gross margin increased to 77% compared to 75% in Q4 2024
•	Q4 2025 Adjusted EBITDA increased to $881,000 compared to $871,000 in Q4 2024
•	Average ARR for subscriptions per customer at the end of the quarter was $12,534, which does not include EDU customers, up from $10,844 as of December 31, 2024.

RALEIGH, NC / ACCESS Newswire / ACCESS Newswire Inc. (NYSE American:ACCS), a leading communications company, today reported its operating results for the three months and full year ended December 31, 2025.

“Our Q4 results reflect strong operational discipline as gross margins expanded to 77% and adjusted EBITDA amounted to $0.9M, or 15% of revenue. While we focused on a leaner business, we simultaneously launched Access Verified, our AI-powered optimizer, and we expect to launch our social monitoring platform, with our industry-leading AI Interactive Distribution Report before the end of March. Beginning in Q2 2026, we anticipate generating incremental revenue through premium subscription tiers and per-release pricing for these new offerings,” said Brian R. Balbirnie, ACCESS Newswire’s Founder and Chief Executive Officer.

Mr. Balbirnie continued, “As the only publicly traded independent newswire, we believe our agility and lean corporate structure are among our greatest competitive advantages. Combined with our momentum from our university program, where over 1,800 students across 60-plus universities have been trained on our ACCESS PR platform in just the past 90 days, we are positioning ourselves to be where we believe the market is going. We entered 2026 with clear product roadmap and a stronger margin profile and plan to focus on turning operational discipline into innovation, growth and sustained profitability.”

Fourth Quarter 2025 Highlights:

•	Revenue - Total revenue for Q4 2025 was $5.8M, consistent with Q4 2024 and an increase of 1% compared to $5.7M in Q3 2025. The increase in revenue compared to the prior quarter is primarily due to an increase in average revenue per release due to the mix of releases disseminated as well as an increase in revenue from our webcasting business.

•	Gross Margin - Gross margin for Q4 2025 was $4.5M, or 77% of revenue, compared to $4.4M, or 75% of revenue, in Q4 2024 and $4.3M, also 75% of revenue in Q3 2025. The increase in gross margin is primarily due to lower employee costs due to optimization of our operational teams.

•	Operating Loss - Operating loss was $0.8M for Q4 2025, as compared to $14.3M during Q4 2024. The primary reason for the decrease in operating loss was due to an impairment charge recorded in Q4 2024 related to the Newswire tradename of $14.15M. Absent the impairment charge, operating expenses increased $0.4M, or 10%. This increase is primarily due to one-time charges related to a contract settlement as well as increased advertising and tradeshow expenses to promote our new branding.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $0.5M, or $0.13 per diluted share, for Q4 2025, compared to $10.9M, or $2.85 per diluted share, for Q4 2024. As noted, the primary reason for the decrease in loss from continuing operations was due to the impairment charge recorded in Q4 2024, which was $10.7M, net of income tax expense.

•	Non-GAAP Measures – Q4 2025 EBITDA was $0.3M, or 4% of revenue, compared to $0.8M, or 13% of revenue, during Q4 2024. Adjusted EBITDA was $0.9M, or 15% of revenue, for Q4 2025 consistent with Q4 2024. Non-GAAP net income for Q4 2025 was $0.7M, or $0.17 per diluted share, compared to $0.8M, or $0.21 per diluted share, during Q4 2024. Adjusted free-cash flow was $0.5M for Q4 2025 compared to $0.4M for Q4 2024.

1

Full year 2025 Highlights:

•	Revenue - Total revenue was $22.6M for the full year of 2025, a 2% decrease from $23.1M during the full year of 2024. The decrease is primarily related to a decrease in revenue from our PRO plan products and webcasting and events business, partially offset by an increase in revenue from our core press release business driven by increases in subscriptions.

•	Gross Margin - Gross margin for the full year of 2025 was $17.3M, or 77% of revenue, compared to $17.4M, or 76% of revenue, during the full year of 2024. As noted for the quarter, gross margin was impacted by lower employee costs due to optimization of our operational teams, partially offset by increased distribution costs as we continue to invest in our distribution partners.

•	Operating Loss - Operating loss was $1.9M, for 2025, as compared to $16.3M during 2024. The decrease in the operating loss is primarily due to the previously noted impairment charge of $14.15M recorded during 2024.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $1.6M, or $0.40 per diluted share during 2025, compared to $13.3M, or $3.47 per diluted share during 2024.

•	Non-GAAP Measures – EBITDA for full year of 2025 was $1.3M, or 6% of revenue, compared to $0.8M, or 4% of revenue, during 2024. Adjusted EBITDA was $3.2M, or 14% of revenue, for the full year of 2025 compared to $1.8M, or 8% of revenue, for 2024. Non-GAAP net income for the full year of 2025 was $2.2M, or $0.57 per diluted share, compared to $0.7M, or $0.19 per diluted share, during 2024. Adjusted free-cash flow was $1.3M for the full year of 2025 compared to $2.8M for 2024. Adjusted free-cash flow for 2025 included $2.2M of tax payments primarily related to gain on sale of the compliance business.

Key Performance Indicators:

•	As of December 31, 2025, we had 12,802 customers who had an active contract during the past twelve months.

•	Subscription customers increased during the quarter to 1,019, of which, 45 new subscribers came from our EDU platform as of December 31, 2025.

•	Average ARR for subscriptions per customer at the end of the quarter was $12,534, which does not include EDU customers, up from $10,844 as of December 31, 2024.

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Non-GAAP Financial Measures

The non-GAAP adjustments referenced below and herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets. and other expenses the Company believes to be non-recurring. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in the tables at the end of this press release.

Management believes that the use of EBITDA from continuing operations, Adjusted EBITDA from continuing operations, non-GAAP net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, free cash flow and adjusted free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating our own operating results over different periods of time.

EBITDA from continuing operations is calculated by excluding depreciation and amortization, interest expense, net, and income taxes from the loss from continuing operations. Adjusted EBITDA also excludes certain other expenses which the Company believes to be non-recurring as well as the gain or loss on the change in fair value of our interest rate swap. Non-GAAP net income (loss) from continuing operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from continuing operations and certain other adjustments noted in the tables below. Non-GAAP net income (loss) from continuing operations per share is calculated by dividing non-GAAP net income (loss) from continuing operations by the weighted-average diluted shares outstanding as presented in the calculation of GAAP net income (loss) from continuing operations per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, management generally allocates a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus management does not believe they are reflective of ongoing operations.

Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment and capitalized software. Adjusted free cash flow also deducts certain cash payments which the Company believe to be non-recurring in nature. Management considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

The presentation of non-GAAP financial information below and herein are not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate our business.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ’000’s, except per share amounts)
CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended December 31,
	2025	2024
	Amount	Amount

Net loss from continuing operations:	$(509)	$(10,945)
Adjustments:
Impairment	250	14,150
Depreciation and amortization	762	737
Interest expense, net	16	250
Income tax benefit	(268)	(3,422)
EBITDA from continuing operations	251	770
Acquisition and/or integration costs (1)	13	39
Other non-recurring expenses (income), net (2)	358	(198)
Stock-based compensation expense (3)	259	260
Adjusted EBITDA from continuing operations:	$881	$871

	Year Ended December 31,
	2025	2024
	Amount	Amount

Net loss from continuing operations:	$(1,558)	$(13,281)
Adjustments:
Impairment loss	250	14,150
Depreciation and amortization	2,965	2,928
Interest expense, net	2	1,107
Income tax benefit	(395)	(4,064)
EBITDA from continuing operations	1,264	840
Acquisition and/or integration costs (1)	256	189
Other non-recurring expenses (2)	863	138
Stock-based compensation expense (3)	831	639
Adjusted EBITDA from continuing operations:	$3,214	$1,806

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, incurred during the periods.
(2)	For the three months ended December 31, 2025, this adjustment gives effect to non-recurring fees of $358,000. For the year ended December 31, 2025, this adjustment gives effect to a loss recorded on the change in fair value of our interest rate swap of $80,000, as well as corporate re-brand costs of $154,000 and non-recurring fees of $629,000. For the three months ended December, 31, 2024, this adjustment primarily gives effect to a gain or loss recorded on the change in fair value of our interest rate swap. For the year ended December 31, 2024, this adjustment gives effect to one-time accounting fees, termination benefits and other non-recurring or unusual expenses of $219,000, partially offset by a gain recorded on the change in fair value of our interest rate swap of $81,000.
(3)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

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CALCULATION OF NON-GAAP NET INCOME (LOSS)

	Three Months Ended December 31,
	2025		2024
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(509)	$(0.13)	$(10,945)	$(2.85)
Adjustments:
Impairment loss (1)	250	0.06	14,150	3.69
Amortization of intangible assets(2)	619	0.16	640	0.17
Stock-based compensation expense(3)	259	0.07	260	0.06
Other unusual items(4)	371	0.09	(159)	(0.04)
Tax impact of adjustments(5)	(315)	(0.08)	(3,127)	(0.82)
Non-GAAP net income from continuing operations:	$675	$0.17	$819	$0.21
Weighted average number of common shares outstanding – diluted	3,865		3,838

	Year Ended December 31,
	2025		2024
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(1,558)	$(0.40)	$(13,281)	$(3.47)
Adjustments:
Impairment loss (1)	250	0.06	14,150	3.70
Amortization of intangible assets(2)	2,501	0.65	2,559	0.67
Stock-based compensation expense(3)	831	0.21	639	0.16
Other unusual items(4)	1,119	0.29	327	0.08
Discrete items impacting income tax expense(6)	41	0.01	38	0.01
Tax impact of adjustments(5)	(987)	(0.25)	(3,712)	(0.96)
Non-GAAP net income (loss) from continuing operations:	$2,197	$0.57	$720	$0.19
Weighted average number of common shares outstanding – diluted	3,859		3,829

(1)	The adjustment represents the impairment loss on right-of-use asset and leasehold improvements due to the Company’s sublease for the year ended December 31, 2025, and intangible assets for the year ended December 31, 2024.
(2)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(3)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(4)	For the three months ended December 31, 2025, this adjustment gives effect to non-recurring fees, including acquisition, integration and divestiture costs of $371,000. For the year ended December 31, 2025, this adjustment gives effect to a loss recorded on the change in fair value of our interest rate swap of $80,000, as well as corporate re-brand costs of $154,000 and one-time non-recurring expenses, including acquisition and/or integration expenses of $885,000. For the three months and full year ended December 31, 2024, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $205,000 and $81,000, respectively, as well as, one-time accounting fees, termination benefits and other non-recurring or unusual expenses, including acquisition and/or integration expenses of $46,000 and $408,000, respectively.
(5)	This adjustment gives effect to discrete items that impact income tax expense. For the three months and full year ended December 31, 2025 and 2024, this relates to additional expense associated with vesting of stock-based compensation awards.
(6)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended December 31,
	2025	2024

Net cash provided by operating activities of continuing operations (GAAP)	$258	$353
Payments for purchase of fixed assets and capitalized software	(149)	(60)
Free cash flow from continuing operations (Non-GAAP)	109	293
Cash paid for acquisition and integration related items (1)	22	–
Cash paid for other unusual items (2)	336	120
Adjusted free cash flow from continuing operations (Non-GAAP)	$467	$413

	Year ended December 31,
	2025	2024

Net cash provided by operating activities of continuing operations (GAAP)	$558	$3,160
Payments for purchase of fixed assets and capitalized software	(192)	(616)
Free cash flow from continuing operations (Non-GAAP)	366	2,544
Cash paid for acquisition and integration related items (1)	140	23
Cash paid for other unusual items (2)	760	219
Adjusted free cash flow from continuing operations (Non-GAAP)	$1,266	$2,786

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, paid during the periods.
(2)	For the three months and full year ended December 31, 2025, this relates to payments related to our corporate re-brand and other non-recurring fees. For the three months and full year ended December 31, 2024, this adjustment gives effect to one-time accounting fees, termination benefits and other non-recurring or unusual expenses.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	March 19, 2026
Time:	9:00 a.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	780931
Live Webcast:	https://www.webcaster5.com/Webcast/Page/2667/52263

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331 | 877-481-4010
Passcode:	52263
Webcast Replay & Transcript	https://investors.accessnewswire.com/events-presentations

6

About ACCESS Newswire Inc.

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more visit www.accessnewswire.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “commit,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “target,” “goal,” “project,” “continue to,” “confident,” or the negative of those terms or other comparable terminology. The forward-looking statements in this press release include, among other things, our expectation to launch our social monitoring platform with our industry-leading AI Interactive Distribution Report before the end of March this year, our anticipation of generating incremental revenue though premium subscription tiers and per release pricing for our new offerings beginning in Q2 2026, our belief our agility and lean corporate structure are among our greatest competitive advantages as the only publicly traded independent newswire, our belief we are positioning ourselves to be where the market is going and our plan to focus on turning operational discipline into innovation, growth and sustained profitability..

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission at www.sec.gov, including the Company’s Annual Reports filed on Form 10-K, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and Quarterly Reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information:

ACCESS Newswire Inc.
Brian R. Balbirnie
(919)-481-4000
brianb@accessnewswire.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

7

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$3,025	$4,103
Accounts receivable (net of allowance for credit losses of $1,336 and $1,059, respectively)	3,884	3,351
Other current assets	1,513	1,234
Current assets held for sale	–	1,338
Total current assets	8,422	10,026
Capitalized software (net of accumulated amortization of $3,923 and $3,644, respectively)	828	934
Fixed assets (net of accumulated depreciation of $669 and $914, respectively)	136	365
Right-of-use asset – leases (See Note 10)	324	766
Other long-term assets	73	158
Goodwill	19,043	19,043
Intangible assets (net of accumulated amortization of $9,525 and $7,024, respectively)	9,475	11,976
Deferred tax asset	3,691	3,793
Non-current assets held for sale	–	3,577
Total assets	$41,992	$50,638
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,501	$1,423
Accrued expenses	1,769	1,699
Income taxes payable	133	56
Current portion of long-term debt	870	4,000
Deferred revenue	5,265	4,743
Current liabilities held for sale	–	893
Total current liabilities	9,538	12,814
Long-term debt (net of debt discount of $52 and $70, respectively) (see Note 6)	1,686	11,930
Deferred income tax liability	86	–
Lease liabilities – long-term (See Note 10)	317	668
Other long-term liabilities	20	–
Total liabilities	11,647	25,412
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and 2024, respectively.	–	–
Common stock $0.001 par value, 20,000,000 shares authorized, 3,850,435 and 3,838,743 shares issued and outstanding as of December 31, 2025 and 2024, respectively.	4	4
Additional paid-in capital	25,005	24,259
Other accumulated comprehensive loss	(96)	(178)
Retained earnings	5,432	1,141
Total stockholders’ equity	30,345	25,226
Total liabilities and stockholders’ equity	$41,992	$50,638

8

ACCESS NEWSWIRE INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Revenues	$5,799	$5,826	$22,619	$23,057
Cost of revenues	1,311	1,445	5,305	5,617
Gross profit	4,488	4,381	17,314	17,440
Operating costs and expenses:
General and administrative	1,962	1,626	7,151	7,000
Sales and marketing expenses	1,723	1,474	6,405	7,080
Product development	620	777	2,692	2,821
Depreciation and amortization	694	676	2,687	2,708
Impairment loss	250	14,150	250	14,150
Total operating costs and expenses	5,249	18,703	19,185	33,759
Operating loss	(761)	(14,322)	(1,871)	(16,319)
Interest expense, net	(16)	(250)	(2)	(1,107)
Other expense	–	205	(80)	81
Loss from continuing operations before taxes	(777)	(14,367)	(1,953)	(17,345)
Income tax benefit	(268)	(3,422)	(395)	(4,064)
Net loss from continuing operations	(509)	(10,945)	(1,558)	(13,281)
Income (loss) from discontinued operations, net of taxes	(67)	750	5,849	2,488
Net income (loss)	$(576)	$(10,195)	$4,291	$(10,793)
Loss from continuing operations – basic	$(0.13)	$(2.85)	$(0.40)	$(3.47)
Loss from continuing operations – diluted	$(0.13)	$(2.85)	$(0.40)	$(3.47)
Income (loss) from discontinued operations – basic	$(0.02)	$0.19	$1.51	$0.65
Income (loss) from discontinued operations - diluted	$(0.02)	$0.19	$1.51	$0.65
Income (loss) per share – basic	$(0.15)	$(2.66)	$1.11	$(2.82)
Income (loss) per share – fully diluted	$(0.15)	$(2.66)	$1.11	$(2.82)
Weighted average number of common shares outstanding – basic	3,864	3,837	3,858	3,827
Weighted average number of common shares outstanding – fully diluted	3,865	3,838	3,859	3,829

9

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$4,291	$(10,793)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on disposal of business	(8,974)	–
Loss on impairment	250	14,150
Provision for credit losses	1,335	1,322
Depreciation and amortization	2,993	3,095
Deferred income taxes	188	(3,933)
Stock-based compensation expense – employees and directors	909	684
Stock-based compensation expense - consultants	–	44
Change in fair value of interest rate swap	80	(81)
Amortization of debt issuance costs	17	17
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,080)	(1,659)
Decrease (increase) in other assets	512	434
Increase (decrease) in accounts payable	154	224
Increase (decrease) in income tax payable	76	45
Increase (decrease) in deferred revenue	208	–
Increase (decrease) in accrued expenses and other liabilities	(401)	(389)
Net cash provided by operating activities	558	3,160

Cash flows from investing activities
Purchase of fixed assets	(20)	(19)
Capitalized software	(172)	(597)
Proceeds from Sale of Compliance business	12,000	–
Net cash provided by investing activities	11,808	(616)

Cash flows from financing activities
Payment of long-term debt (see Note 6)	(13,391)	(4,000)
Payment for stock repurchase and retirement	(163)	–
Net cash used in financing activities	(13,554)	(4,000)

Net change in cash and cash equivalents	(1,188)	(1,456)
Cash and cash equivalents - beginning	4,103	5,714
Currency translation adjustment	110	(155)
Cash and cash equivalents - ending	$3,025	$4,103

Supplemental disclosures:
Cash paid for income taxes	$2,208	$342
Cash paid for interest	$413	$1,387

10